EXHIBIT 10.7

House Lease Agreement

Party A (Lessor): Zhengzhou Green City Advertisement Co., Ltd.

Party who establishes the contract:

Party B (Lessee): Zhengzhou Shenyang Science & Technology Co., Ltd.

Based on full consultation and negotiation, both parties agree to reach such an agreement about house lease affairs and strictly abide by the terms.

I. Party A is willing to lease out the house located in No. 170, Gongren Road, Zhongyuan District (with floor area of 200m2) to Party B. Party B has adequate acknowledgement to the house and is willing to lease this house.

II. The annual rents of above house agreed by both parties are total RMB 50,000 (Fifty Thousand) Yuan, and the term is from September 16, 2007 to September 15, 2010. The rents shall be paid semiyearly, and delivered to Party A 15 days before expiration.

III. The land use right of above-mention house shall be used by Party B at the same time of lease agreement is affective.

IV. Party A shall define clear proprietorship of the house. If there is any dispute or credit problem relevant to Party A, he shall be responsible for the dispute and bear lawsuit responsibility collateral, thus compensate any economic losses caused thereof. Party B shall assure the above-mention house is for office purpose only.

V. During leasing term, Party A shall promise to bear following responsibilities:

1. Above-mentioned house shall accord with leasing house requirements;

2. If the house needs to be sold or pledged, Party A shall inform Party B three (3) months in advance.

VI. During leasing term, Party B shall promise to bear following responsibilities:

1. If the house is intended to be modified or rebuilt, it shall be approved by Party A in written form, while the expenses shall be paid by Party B;

2. If it needs the sublease to the third party or exchange with the third person, it shall be invalid unless agreed by Party A;

3. Party B shall bear compensation or repair for the damaged house or equipment due to improper use or other man-made reasons;

4. Party B shall assist Party A to take regular building inspection;

5. Party B shall return the house to Party A once the agreement expires. If the lease keeping is required, Party B shall negotiate with Party A three (3) months in advance to sign further agreement.

VII. Responsibility for breach of contract: should any party fail to fulfill obligations specified in the agreement or violate against relevant state or local house lease regulations, the other party has the right to release this agreement in advance, any losses hereof shall be born by the party bears responsibility. Should Party B overdue the delivery of rents, Party B shall pay 10% penalties on the basis of monthly rents for each overdue day.

VIII. No party bears any responsibility for house removing and equipment damage caused by force majeure.

IX. If there is any dispute during contract performance, both parties shall take negotiation to settle them down. If negotiation is failed, both parties can lodge an appeal to people's court that has the jurisdiction over these matters.

X. Both parties shall bear respective liabilities of paying taxes during the leasing term according to relevant regulations.

XI. Anything not covered in this contract will be discussed separately by both parties. The supplementary agreement shall have the equal effect with this agreement after signing by both parties.

XII. There are two duplicates for this agreement, Party A and Party B shall each take one copy.

XIII. Other affairs agreed by both parties:

1.
Party B shall take charge for such affairs as unit personnel management, family planning and three-responsibility (being responsible for general sanitation, green covering and keeping good social order in a designated area outside the unit building) during leasing term;

2.	Party B shall pay the practical water and electricity cost to Party A during leasing term.

Party A (Signature):	Party B (Signature):

Legal representative:	Legal representative:

Address:	Address:

Contact phone: 67946262	Contact phone: 67716850

Post code:	Post code:

Authorized proxy: Liu Haike	Authorized proxy: Wang Weiping

Zhengzhou Green City Advertisement Co., Ltd. (Seal)

Zhengzhou Shenyang Science & Technology Co., Ltd. (Seal)

Date: Aug. 29, 2007